Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Second Quarter Results

August 13, 2010
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, WI, reported net income to common shareholders of $168,000, or $0.10 per common share, for the quarter ended June 30, 2010 compared to a net loss of $1,252,000, or ($0.76) per common share, for the quarter ended June 30, 2009. This resulted in net income of $20,000, or $0.01 per common share, for the first six months of 2010, compared to a net loss of $1,045,000, or ($0.64) per common share, for the first half of 2009.

"Our financial performance for the second quarter of 2010 still reflects the impact of the difficult economic conditions we and our customers have been experiencing over the past 18 months; however, our core earnings continue to show improvement. The biggest impact on our profitability continues to come from the need to make loan loss provisions to adequately fund our reserve for loan losses and the elevated level of collection expenses incurred as a result of foreclosures and the maintenance of bank owned real estate, both of which have been much higher in recent years compared to historical levels. We are starting to see positive trends over the past five (5) quarters in both of these areas. Provision for loan losses peaked at $2,856,000 during the fourth quarter of 2009 to a low of $955,000 in the second quarter of 2010. Collection expenses related to foreclosures and the maintenance of bank owned real estate has also moderated reaching a high of $886,000 during the second quarter of 2009 and declining to $130,000 for the second quarter of 2010.

In general the loan portfolio appears to be stabilizing. Over the past five (5) quarters non-accrual loans (loans not accruing interest) peaked at $14,327,000 at September 30, 2009 and have trended down to $13,603,000 at June 30, 2010. We expect to see continued improvement during the third and fourth quarters 2010," stated James F. Warsaw, President and CEO.

"Our delinquent loans 30+days past due dropped slightly to $16,194,000, or 4.6% of total loans, at June 30, 2010 from $16,332,000, or 4.6% of total loans at March 31, 2010 and $9,352,000, or 2.6% of total loans, at December 31, 2009. While net charge-offs for the second quarter 2010 were $1,473,000, up from the $302,000 during the same period in 2009, net charge-offs for year ended 2009 were $5,091,000 versus $1,960,000 for the first six months of 2010. As of June 30, 2010, our allowance for loan losses equaled 2.38% of total loans compared to 2.12% as of June 30, 2009," commented Mr. Warsaw.

"In light of the current regulatory environment, overall weak loan demand and increasing levels of core deposits, we have maintained a higher level of liquidity on our balance sheet. On June 30, 2010 we were holding Federal Funds Sold ("FFS") of $26,484,000 compared to $9,064,000 at December 31, 2009.
Maintaining this additional liquidity will temporarily put downward pressure on our yields; however, it will enable us to reduce the level of brokered certificate of deposits and wholesale funding as those instruments mature later in the year. Since June 30, 2010 management has found alternative short term investments with acceptable risks that exceed the FFS rate," stated Warsaw.

On June 30, 2010 total loans were $351,346,000, down $7,270,000, or 2.0%, compared to $358,616,000 at December 31, 2009. Contributing to the drop was $1,960,000 of net charge-offs during the first six months of 2010 and a large commercial loan reduction. Loan demand remains depressed across all markets and slow and uneven growth is anticipated for the remainder of 2010. Although competition among local and regional banks for creditworthy borrowers remains high, we have liquidity and remain committed to supporting our markets through lending to credit worthy borrowers as opportunities arise.

Total deposits were $390,583,000 at June 30, 2010 or $7,217,000 below December 31, 2009 levels due primarily to the maturity and non-replacement of a large brokered certificate of deposit. Going forward you will see us significantly reduce the use of brokered deposits as we continue to emphasize growth in our core deposit base to support our lending and investment activities.

Stockholders' equity at June 30, 2010 was $44,301,000 compared to $43,184,000 at December 31, 2009. Stockholders' equity included $2,077,000 of accumulated other comprehensive income related to unrealized net gains on securities available for sale, net of the income tax effect. In managing our capital levels to remain above regulatory levels, the Board of Directors suspended cash dividends to common stockholders for the first six months of 2010. This compares with the $0.11 per common share for the related period of 2009. At June 30, 2010, the Tier One Capital Leverage ratio for the holding company was 9.9% and the Bank's Tier One Capital ratio was 8.8% well above the minimum regulatory guidelines to be considered "well capitalized" of 5% and 5%, respectively.

Net interest income for the quarter ended June 30, 2010 was $4,136,000, which improved marginally from the $4,121,000 reported during the same quarter of
2009.   Our net interest margin, on a fully tax equivalent basis, for the quarter ended June 30, 2010 remained relatively unchanged at 3.52% compared to 3.53% for the same quarter of 2009 and 3.55% for the first quarter 2010.

Noninterest income for the second quarter of 2010 was $1,220,000, down $285,000 from $1,505,000 for the second quarter of 2009. Gains taken on the sale of investment securities was $285,000 lower in the second quarter of 2010 then 2009. After factoring these out, this category of income was flat year over year.

The cost containment initiatives implemented during the first quarter of 2009 have been sustained throughout 2010 as evidenced by overall noninterest expenses decreasing 11% year-to-date and 19% for the second quarter 2010. In continuing our effort to control costs, salaries remain frozen for 2010. Non-interest expense for the second quarter of 2010 was $3,945,000, down $936,000 from the $4,881,000 reported for the second quarter of 2009. Collection expenses and expenses related to the maintenance of bank owned properties declined $756,000 to $130,000 compared to the $886,000 incurred during the second quarter of 2009.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those presented, either expressed or implied, in this filing. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates," or "believes." Such statements are subject to important factors that could cause Mid-Wisconsin's actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) Mid-Wisconsin's exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values, (ii) adverse changes in the financial performance and/or condition of Mid-Wisconsin's borrowers, which could impact repayment of such borrowers' outstanding loans,
(iii) Mid-Wisconsin's ability to maintain required levels of capital, (iv) fluctuation in Mid-Wisconsin's stock price, (v) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2009 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (vi) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"), which factors are incorporated herein by reference. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin's belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income
                                                            Three Months Ended                      Six Months Ended
                                                                                    Percent                                 Percent
 (dollars in thousands, except per share data)       June 30, 2010  June 30, 2009   Change   June 30, 2010  June 30, 2009   Change
Interest Income
  Loans, including fees                                   $5,381         $5,802        -7%       $10,779        $11,640       -7%
  Securities
     Taxable                                                 896            855         5%         1,833          1,656       11%
     Tax-exempt                                               91            113       -19%           189            241      -22%
  Other                                                       23             52       -56%            47            107      -56%
Total interest income                                      6,391          6,822        -6%        12,848         13,644       -6%
Interest Expense
  Deposits                                                 1,673          2,030       -18%         3,393          4,154      -18%
  Short-term borrowings                                       19             28       -32%            39             57      -32%
  Long-term borrowings                                       410            490       -16%           845            972      -13%
  Subordinated debentures                                    153            153         0%           307            307        0%
Total interest expense                                     2,255          2,701       -17%         4,584          5,490      -17%
Net interest income                                        4,136          4,121         0%         8,264          8,154        1%
Provision for loan losses                                    955          2,750       -65%         2,355          3,500      -33%
Net interest income after provision for loan losses        3,181          1,371       132%         5,909          4,654       27%
Noninterest Income
  Service fees                                               317            300         6%           604            602        0%
  Wealth management                                          344            316         9%           671            603       11%
  Mortgage banking                                           148            168       -12%           298            290        3%
  Gain on sale of investments                                168            453       -63%           168            453      -63%
  Other operating income                                     243            268        -9%           466            452        3%
Total noninterest income                                   1,220          1,505       -19%         2,207          2,400       -8%
Other-than-temporary impairment losses, net
  Total other-than-temporary impairment losses                 0             85      -100%             0             85     -100%
  Amount in other comprehensive income, before taxes           0             73      -100%             0             73     -100%
  Total impairment                                             0             12      -100%             0             12     -100%
Noninterest Expense
  Salaries and employee benefits                           2,105          1,965         7%         4,210          4,170        1%
  Occupancy                                                  469            487        -4%           930            964       -4%
  Data processing                                            162            151         7%           328            328        0%
  Foreclosure/OREO expense                                   130            886       -85%           124            963      -87%
  Legal and professional fees                                184            239       -23%           381            447      -15%
  FDIC expense                                               230            452       -49%           465            610      -24%
  Other                                                      665            701        -5%         1,289          1,200        7%
Total noninterest expense                                  3,945          4,881       -19%         7,727          8,682      -11%
Income (loss) before income taxes                            456         (2,017)      123%           389         (1,640)     124%
Income tax expense (benefit)                                 128           (923)      114%            48           (823)     106%
Net income (loss)                                           $328        ($1,094)      130%          $341          ($817)     142%
Preferred stock dividends, discount and premium             (160)          (158)        1%          (321)          (228)      41%
Net income (loss) available to common equity                $168        ($1,252)      113%           $20        ($1,045)     102%

Mid-Wisconsin Financial Services, Inc.
Financial Data
                                                   Three Months Ended             Six Months Ended
                                             June 30, 2010   June 30, 2009   June 30, 2010   June 30, 2009
PER SHARE DATA
Earnings (loss) per common share:
    Basic and diluted                              $0.10          ($0.76)          $0.01          ($0.64)
Cash dividends per share                             NA              NA             0.00            0.11
Book value per common share                       $20.71          $21.02          $20.71          $21.02
Weighted average common shares outstanding:
Basic                                              1,649           1,645           1,649           1,645
Diluted                                            1,650           1,645           1,649           1,645
Dividend payout ratio (1)                            NA              NA              0.0%          -17.3%
Stock Price Information:
   High Bid                                       $11.00          $16.25          $11.00          $16.25
   Low Bid                                          9.00            8.50            6.00            7.55
  Bid price at quarter end                          9.50           13.15            9.50           13.15

KEY RATIOS
Return on average assets                            0.13%          -1.00%           0.01%          -0.42%
Return on average equity                            1.54%         -10.84%           0.09%          -4.86%
Average equity to average assets                    8.70%           9.26%           8.67%           8.74%
Net interest margin (FTE) (2)                       3.52%           3.53%           3.54%           3.55%
Net charge-offs to average loans                    0.41%           0.08%           0.55%           0.12%
Allowance for loan loss to period-end loans         2.38%           2.12%           2.38%           2.12%

(1) Ratio is based upon basic earnings per common share
(2) The yield on tax-exempt loans and investments is computed on a tax-equivalent basis using a Federal tax rate of 34% and excluding disallowed interest expense.

Mid-Wisconsin Financial Services,Inc.
Consolidated Balance Sheets
                                                              As of       As of
                                                             June 30,   December 31,   Percent
(dollars in thousands, except per share data - unaudited)      2010        2009        Change
Assets
Cash and due from banks                                      $7,145       $9,824         -27%
Interest-bearing deposits in other financial institutions        13           13           0%
Federal funds sold                                           26,484        9,064         192%
Investment securities available for sale, at fair value      95,335      103,477          -8%
Loans held for sale                                           2,254        5,452          NM
Loans                                                       351,346      358,616          -2%
Less:  Allowance for loan losses                             (8,352)      (7,957)          5%
Loans, net                                                  342,994      350,659          -2%
Accrued interest receivable                                   2,134        1,940          10%
Premises and equipment, net                                   8,094        8,294          -2%
Other investments, at cost                                    2,616        2,616           0%
Other assets                                                 14,427       14,121           2%
Total assets                                               $501,496     $505,460          -1%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits                                $49,440      $55,218         -10%
Interest-bearing deposits                                   341,143      342,582           0%
  Total deposits                                            390,583      397,800          -2%
Short-term borrowings                                        10,522        7,983          32%
Long-term borrowings                                         42,561       42,561           0%
Subordinated debentures                                      10,310       10,310           0%
Accrued interest payable                                      1,107        1,287         -14%
Accrued expenses and other liabilities                        2,112        2,335         -10%
Total liabilities                                           457,195      462,276          -1%
Total stockholders' equity                                   44,301       43,184           3%
Total liabilities and stockholders' equity                 $501,496     $505,460          -1%

Nonaccrual loans                                            $13,603      $13,924          -2%
Other real estate                                            $2,177       $1,808          20%
Net charge-offs                                              $1,960       $5,091          NM

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis
                                             Three Months Ended             Six Month Ended
                                       June 30, 2010   June 30, 2009   June 30, 2010   June 30, 2009
EARNING ASSETS
  Loans (FTE)                               6.04%           6.38%           6.06%           6.44%
  Investment securities:
    Taxable                                 3.78%           4.49%           3.99%           4.66%
    Tax-exempt (FTE)                        5.43%           6.18%           5.57%           6.26%
    Other interest earning-assets           0.66%           0.79%           0.60%           0.81%
  Total earning assets                      5.42%           5.80%           5.47%           5.89%

INTEREST-BEARING LIABILITIES
  Interest-bearing demand                   0.60%           0.66%           0.62%           0.66%
  Savings deposits                          1.05%           1.43%           1.04%           1.47%
  Time deposits                             2.62%           3.27%           2.69%           3.40%
Short-term borrowings                       0.89%           1.11%           0.89%           1.15%
Long-term borrowings                        3.86%           4.12%           4.00%           4.12%
Subordinated debentures                     5.98%           5.98%           5.98%           5.98%
Total interest-bearing liabilities          2.23%           2.70%           2.27%           2.77%

Net Interest rate spread (FTE)              3.19%           3.10%           3.20%           3.12%
Net interest rate margin (FTE)              3.52%           3.53%           3.54%           3.55%

Average Balance Sheet (in thousands)
Loans                                   $358,221        $365,438        $359,469        $365,119
Deposits                                 395,057         382,045         395,399         381,711
Assets                                   503,767         500,149         504,264         496,266
Stockholders' equity                      43,848          46,317          43,705          43,383